Exhibit 99.1

E*TRADE Financial Corporation Announces Third Quarter 2010 Results

NEW YORK--(BUSINESS WIRE)--October 20, 2010--E*TRADE Financial Corporation (NASDAQ: ETFC):

Third Quarter Results

  Pre-tax income of $36 million, down from $52 million in prior quarter and improved from $1.2 billion pre-tax loss in third quarter 2009 (or $183 million pre-tax loss excluding the $968 million non-cash charge on debt exchange)(1)
  Net income of $8 million, or $0.03 per share, down from $0.12 per share in prior quarter and improved from a $6.74 loss per share in third quarter 2009 (or $0.65 loss per share excluding the $6.09 loss per share non-cash charge on debt exchange)(1)
  Total net revenue of $489 million, down from $534 million in prior quarter and $575 million in third quarter 2009
  Provision for loan losses of $152 million, down from $166 million in prior quarter and $347 million in third quarter 2009
  Special mention delinquencies (30-89 days) down by eight percent from prior quarter; at-risk delinquencies (30-179 days) down by 11 percent from prior quarter
  Daily Average Revenue Trades (DARTs) of 127,000, down 26 percent from prior quarter and 30 percent from third quarter 2009
  Net new brokerage assets of $1.4 billion, down from $2.1 billion in prior quarter and up from $1.1 billion in third quarter 2009

Capital and Liquidity Metrics

  Bank generated $68 million of Tier 1 capital and $81 million of risk-based capital
  Bank Tier 1 capital to total adjusted assets ratio of 7.41 percent; Bank Tier 1 capital to risk-weighted assets ratio of 13.75 percent
  Excess risk-based total capital (excess to the regulatory well-capitalized threshold) of
  $1.1 billion
  Corporate cash of $490 million

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its third quarter ended September 30, 2010, reporting net income of $8 million, or $0.03 per share, compared with net income of $35 million, or $0.12 per share, in the prior quarter and a net loss of $855 million, or $6.74 loss per share, in the third quarter of 2009. The third quarter of 2009 results included a $968 million pre-tax non-cash charge for corporate debt extinguishment in relation to the Company’s $1.74 billion debt exchange, which had an after-tax impact of approximately $773 million, or $6.09 per share(1). Excluding the impact of this item, the Company reported a net loss of $82 million, or $0.65 loss per share in the same quarter last year(1).

The Company reported pre-tax income of $36 million for the third quarter, compared with $52 million in the prior quarter and a pre-tax loss of $1.2 billion in the year ago period, or a pre-tax loss of $183 million excluding the $968 million non-cash charge on debt exchange(1). The Company’s pre-tax income included items not deductible for tax purposes, predominantly a portion of the interest expense on the springing lien notes, resulting in a reported tax expense of $27 million.

The Company reported total net revenue of $489 million for the third quarter, compared with $534 million in the prior quarter and $575 million in the year ago period.

“Our third quarter performance demonstrated continued progress in positioning E*TRADE for sustainable profitability and growth,” said Steven Freiberg, Chief Executive Officer of E*TRADE Financial Corporation. “While our results were affected by the pervasive decline in trading volume during the quarter, we were pleased with the growth in net new brokerage assets and brokerage accounts, the trends in the loan portfolio, the decline in operating expenses, and solid net interest income in a challenging interest rate environment. In addition, our ongoing investment in the customer experience drove a sequential improvement in the annualized brokerage account attrition rate from 13 percent to 10 percent.”

Mr. Freiberg continued, “Our progress provides us the opportunity to invest in our customer franchise with a focus on initiatives and enhancements that we believe will increase customer satisfaction, drive revenue growth, and deliver shareholder value.”

E*TRADE reported DARTs of 127,000 during the quarter, a decrease of 26 percent from the prior quarter and 30 percent versus the same quarter a year ago. At quarter end, the Company reported 4.2 million customer accounts, which included a record 2.7 million brokerage accounts. Net new brokerage accounts were 7,000 during the quarter – compared with 18,000 in the prior quarter – and 27,000 year to date.

The Company ended the quarter with $159 billion in total customer assets, compared with $144 billion in the prior quarter and $146 billion in the prior year.

During the quarter, net new brokerage assets were positive $1.4 billion, totaling $5.7 billion year to date. Brokerage-related cash increased by $1.9 billion to $22.6 billion during the period, while customers were net sellers of approximately $1.3 billion of securities. The value of customer security holdings increased by 10 percent, or $10 billion, as the markets improved approximately 10 percent during the quarter. Average margin receivables increased four percent sequentially from $4.5 billion to $4.7 billion.

Net new customer assets were positive $0.7 billion, reflecting the $1.4 billion in net new brokerage assets, offset by a $0.7 billion decline in savings and other bank-related customer deposits.

Total net revenue of $489 million declined $45 million from the prior quarter and $86 million versus the year ago period.

Net operating interest income for the third quarter was $299 million, reflecting a net interest spread of 2.95 percent on average interest-earning assets of $39.7 billion. The $3 million sequential decrease in net operating interest income resulted from a $1.3 billion decline in average interest-earning assets largely offset by a six basis point increase in the net interest spread.

Commissions, fees and service charges, principal transactions, and other revenue in the third quarter were $151 million, compared with $195 million in the second quarter. This reflected the sequential decrease in trading activity and a slight decline in the average commission per trade, from $11.05 to $11.03.

Total net revenue this quarter also included $40 million of net gains on loans and securities, including a net impairment of $7 million.

Total operating expense decreased three percent, or $9 million, to $267 million from the prior quarter, including lower compensation, clearing, advertising, and professional services costs.

The Company continued to make progress during the third quarter in reducing balance sheet risk as its loan portfolio contracted by $1.0 billion from the prior quarter, including $0.8 billion related to prepayments or scheduled principal reductions.

Third quarter provision for loan losses decreased $14 million from the prior quarter to $152 million. Net charge-offs in the quarter were $222 million, a decrease of $3 million from the prior quarter. The allowance for loan losses declined by $70 million to $1.0 billion, or six percent of gross loans receivable, at quarter end.

For the Company’s entire loan portfolio, special mention delinquencies declined by eight percent and at-risk delinquencies declined by 11 percent in the quarter.

During the quarter, the Bank generated $68 million of Tier 1 capital and $81 million of risk-based capital. As of September 30, 2010, the Company reported Bank Tier 1 capital ratios of 7.41 percent to total adjusted assets and 13.75 percent to risk-weighted assets. The Bank had excess risk-based total capital (i.e., above the level regulators define as well-capitalized) of $1.1 billion at quarter end.

Historical metrics and financials through September 2010 can be found on the E*TRADE Financial Investor Relations website at https://investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EDT today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 15332366. A live audio webcast and replay of this conference call will also be available at https://investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing, and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Such statements include those relating to the ability of the Company to sustain profitability and growth, increase customer satisfaction, drive revenue growth, and deliver shareholder value. The uncertainties and risks include, but are not limited to, potential changes in market activity, anticipated changes in the rate of new customer acquisition, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by the Office of Thrift Supervision or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (“SEC”) (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2010 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009(2)	2010	2009(2)

Revenue:
Operating interest income	$376,066	$440,038	$1,164,812	$1,412,193
Operating interest expense	(77,131)	(118,660)	(243,453)	(472,563)
Net operating interest income	298,935	321,378	921,359	939,630
Commissions	89,517	144,533	322,323	424,222
Fees and service charges	29,579	50,373	107,013	145,022
Principal transactions	21,512	24,888	76,429	65,223
Gains on loans and securities, net	46,904	41,979	124,858	150,439
Other-than-temporary impairment ("OTTI")	(1,240)	(9,291)	(30,872)	(227,838)
Less: noncredit portion of OTTI recognized in (out of) other comprehensive loss (before tax)	(6,061)	(9,938)	2,761	160,155
Net impairment	(7,301)	(19,229)	(28,111)	(67,683)
Other revenues	10,276	11,405	36,055	36,723
Total non-interest income	190,487	253,949	638,567	753,946
Total net revenue	489,422	575,327	1,559,926	1,693,576
Provision for loan losses	151,983	347,222	585,628	1,205,710
Operating expense:
Compensation and benefits	75,784	97,984	243,934	272,181
Clearing and servicing	33,800	43,245	111,100	129,988
Advertising and market development	25,590	19,438	93,502	88,015
FDIC insurance premiums	19,771	19,993	58,346	74,834
Communications	17,523	20,502	56,394	63,065
Professional services	16,103	20,592	55,873	61,696
Occupancy and equipment	17,856	19,569	53,677	59,082
Depreciation and amortization	23,196	21,149	65,843	62,638
Amortization of other intangibles	7,116	7,433	21,399	22,303
Facility restructuring and other exit activities	2,954	2,497	4,474	6,832
Other operating expenses	27,201	29,312	73,349	84,290
Total operating expense	266,894	301,714	837,891	924,924
Income (loss) before other income (expense) and income tax expense (benefit)	70,545	(73,609)	136,407	(437,058)
Other income (expense):
Corporate interest income	6,053	192	6,133	793
Corporate interest expense	(41,813)	(69,035)	(124,061)	(242,791)
Gains (losses) on sales of investments, net	1,691	-	1,800	(2,025)
Losses on early extinguishment of debt	-	(1,005,493)	-	(1,018,848)
Equity in income (loss) of investments and venture funds	(932)	(3,404)	1,595	(6,972)
Total other income (expense)	(35,001)	(1,077,740)	(114,533)	(1,269,843)
Income (loss) before income tax expense (benefit)	35,544	(1,151,349)	21,874	(1,706,901)
Income tax expense (benefit)	27,140	(296,658)	26,231	(476,288)
Net income (loss)	$8,404	$(854,691)	$(4,357)	$(1,230,613)

Basic earnings (loss) per share(3)	$0.04	$(6.74)	$(0.02)	$(14.73)
Diluted earnings (loss) per share(3)	$0.03	$(6.74)	$(0.02)	$(14.73)
Shares used in computation of per share data (3):
Basic	220,415	126,849	208,187	83,536
Diluted(4)	289,271	126,849	208,187	83,536

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009(2)
Revenue:
Operating interest income	$376,066	$381,780	$440,038
Operating interest expense	(77,131)	(79,753)	(118,660)
Net operating interest income	298,935	302,027	321,378
Commissions	89,517	119,554	144,533
Fees and service charges	29,579	35,204	50,373
Principal transactions	21,512	28,706	24,888
Gains on loans and securities, net	46,904	48,908	41,979
Other-than-temporary impairment ("OTTI")	(1,240)	(15,108)	(9,291)
Less: noncredit portion of OTTI recognized in (out of) other comprehensive loss (before tax)	(6,061)	2,950	(9,938)
Net impairment	(7,301)	(12,158)	(19,229)
Other revenues	10,276	11,760	11,405
Total non-interest income	190,487	231,974	253,949
Total net revenue	489,422	534,001	575,327
Provision for loan losses	151,983	165,666	347,222
Operating expense:
Compensation and benefits	75,784	80,940	97,984
Clearing and servicing	33,800	38,141	43,245
Advertising and market development	25,590	29,777	19,438
FDIC insurance premiums	19,771	19,260	19,993
Communications	17,523	18,424	20,502
Professional services	16,103	19,480	20,592
Occupancy and equipment	17,856	17,614	19,569
Depreciation and amortization	23,196	22,001	21,149
Amortization of other intangibles	7,116	7,141	7,433
Facility restructuring and other exit activities	2,954	(1,853)	2,497
Other operating expenses	27,201	24,736	29,312
Total operating expense	266,894	275,661	301,714
Income (loss) before other income (expense) and income tax expense (benefit)	70,545	92,674	(73,609)
Other income (expense):
Corporate interest income	6,053	57	192
Corporate interest expense	(41,813)	(41,205)	(69,035)
Gains on sales of investments, net	1,691	-	-
Losses on early extinguishment of debt	-	-	(1,005,493)
Equity in income (loss) of investments and venture funds	(932)	733	(3,404)
Total other income (expense)	(35,001)	(40,415)	(1,077,740)
Income (loss) before income tax expense (benefit)	35,544	52,259	(1,151,349)
Income tax expense (benefit)	27,140	17,183	(296,658)
Net income (loss)	$8,404	$35,076	$(854,691)

Basic earnings (loss) per share(3)	$0.04	$0.17	$(6.74)
Diluted earnings (loss) per share(3)	$0.03	$0.12	$(6.74)
Shares used in computation of per share data (3):
Basic	220,415	211,642	126,849
Diluted(4)	289,271	289,150	126,849

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	September 30,	June 30,	December 31,
	2010	2010	2009
ASSETS
Cash and equivalents	$3,130,401	$3,093,087	$3,483,238
Cash and investments required to be segregated under federal or other regulations	636,391	145,542	1,545,280
Trading securities	60,902	49,238	38,303
Available-for-sale securities	12,687,899	12,905,891	13,319,712
Held-to-maturity securities	2,528,178	781,489	-
Margin receivables	4,559,946	4,777,680	3,827,212
Loans, net	16,108,601	17,024,020	19,174,933
Investment in FHLB stock	170,791	183,949	183,863
Property and equipment, net	308,147	309,134	320,169
Goodwill	1,939,976	1,928,734	1,952,326
Other intangibles, net	332,430	342,123	356,404
Other assets	2,804,951	2,806,193	3,165,045
Total assets	$45,268,613	$44,347,080	$47,366,485

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$24,167,459	$23,768,369	$25,597,721
Securities sold under agreements to repurchase	5,907,948	6,251,166	6,441,875
Customer payables	4,629,258	3,984,364	5,234,199
FHLB advances and other borrowings	2,756,063	2,750,817	2,746,959
Corporate debt	2,145,309	2,150,299	2,458,691
Other liabilities	1,498,105	1,301,630	1,137,485
Total liabilities	41,104,142	40,206,645	43,616,930

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at September 30, 2010 and June 30, 2010, 4,000,000,000 at December 31, 2009; shares issued and outstanding: 220,731,411 at September 30, 2010, 220,239,954 at June 30, 2010, and 189,397,099 at December 31, 2009(3)	2,207	2,202	1,894
Additional paid-in-capital(3)	6,636,273	6,627,285	6,275,157
Accumulated deficit	(2,127,723)	(2,136,127)	(2,123,366)
Accumulated other comprehensive loss	(346,286)	(352,925)	(404,130)
Total shareholders' equity	4,164,471	4,140,435	3,749,555
Total liabilities and shareholders' equity	$45,268,613	$44,347,080	$47,366,485

Segment Reporting
	Three Months Ended September 30, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$202,004	$314,567	$6	$(140,511)	$376,066
Operating interest expense	(14,064)	(203,578)	-	140,511	(77,131)
Net operating interest income	187,940	110,989	6	-	298,935
Commissions	89,517	-	-	-	89,517
Fees and service charges	28,937	642	-	-	29,579
Principal transactions	21,512	-	-	-	21,512
Gains (losses) on loans and securities, net	13	46,896	(5)	-	46,904
Other-than-temporary impairment ("OTTI")	-	(1,240)	-	-	(1,240)
Less: noncredit portion of OTTI recognized out of other comprehensive loss (before tax)	-	(6,061)	-	-	(6,061)
Net impairment	-	(7,301)	-	-	(7,301)
Other revenues	8,258	2,018	-	-	10,276
Total non-interest income	148,237	42,255	(5)	-	190,487
Total net revenue	336,177	153,244	1	-	489,422
Provision for loan losses	-	151,983	-	-	151,983
Operating expense:
Compensation and benefits	54,205	3,896	17,683	-	75,784
Clearing and servicing	15,625	18,175	-	-	33,800
Advertising and market development	25,590	-	-	-	25,590
FDIC insurance premiums	-	19,771	-	-	19,771
Communications	16,823	293	407	-	17,523
Professional services	13,158	631	2,314	-	16,103
Occupancy and equipment	16,312	742	802	-	17,856
Depreciation and amortization	17,997	328	4,871	-	23,196
Amortization of other intangibles	7,116	-	-	-	7,116
Facility restructuring and other exit activities	-	-	2,954	-	2,954
Other operating expenses	11,355	10,534	5,312	-	27,201
Total operating expense	178,181	54,370	34,343	-	266,894
Income (loss) before other income (expense) and income taxes	157,996	(53,109)	(34,342)	-	70,545
Other income (expense):
Corporate interest income	-	-	6,053	-	6,053
Corporate interest expense	-	-	(41,813)	-	(41,813)
Gains on sales of investments, net	-	-	1,691	-	1,691
Equity in loss of investments and venture funds	-	-	(932)	-	(932)
Total other income (expense)	-	-	(35,001)	-	(35,001)
Income (loss) before income taxes	$157,996	$(53,109)	$(69,343)	$-	$35,544

	Three Months Ended June 30, 2010
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$209,299	$322,716	$4	$(150,239)	$381,780
Operating interest expense	(16,874)	(213,118)	-	150,239	(79,753)
Net operating interest income	192,425	109,598	4	-	302,027
Commissions	119,554	-	-	-	119,554
Fees and service charges	35,429	(225)	-	-	35,204
Principal transactions	28,706	-	-	-	28,706
Gains (losses) on loans and securities, net	-	48,945	(37)	-	48,908
Other-than-temporary impairment ("OTTI")	-	(15,108)	-	-	(15,108)
Less: noncredit portion of OTTI recognized in other comprehensive loss (before tax)	-	2,950	-	-	2,950
Net impairment	-	(12,158)	-	-	(12,158)
Other revenues	9,677	2,083	-	-	11,760
Total non-interest income	193,366	38,645	(37)	-	231,974
Total net revenue	385,791	148,243	(33)	-	534,001
Provision for loan losses	-	165,666	-	-	165,666
Operating expense:
Compensation and benefits	56,724	4,294	19,922	-	80,940
Clearing and servicing	18,584	19,557	-	-	38,141
Advertising and market development	29,777	-	-	-	29,777
FDIC insurance premiums	-	19,260	-	-	19,260
Communications	17,744	237	443	-	18,424
Professional services	12,082	370	7,028	-	19,480
Occupancy and equipment	16,182	699	733	-	17,614
Depreciation and amortization	15,262	322	6,417	-	22,001
Amortization of other intangibles	7,141	-	-	-	7,141
Facility restructuring and other exit activities	-	-	(1,853)	-	(1,853)
Other operating expenses	8,955	8,524	7,257	-	24,736
Total operating expense	182,451	53,263	39,947	-	275,661
Income (loss) before other income (expense) and income taxes	203,340	(70,686)	(39,980)	-	92,674
Other income (expense):
Corporate interest income	-	-	57	-	57
Corporate interest expense	-	-	(41,205)	-	(41,205)
Equity in income of investments and venture funds	-	-	733	-	733
Total other income (expense)	-	-	(40,415)	-	(40,415)
Income (loss) before income taxes	$203,340	$(70,686)	$(80,395)	$-	$52,259

	Three Months Ended September 30, 2009
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$225,028	$386,319	$19	$(171,328)	$440,038
Operating interest expense	(38,165)	(251,823)	-	171,328	(118,660)
Net operating interest income	186,863	134,496	19	-	321,378
Commissions	144,533	-	-	-	144,533
Fees and service charges	49,723	650	-	-	50,373
Principal transactions	24,888	-	-	-	24,888
Gains (losses) on loans and securities, net	-	41,980	(1)	-	41,979
Other-than-temporary impairment ("OTTI")	-	(9,291)	-	-	(9,291)
Less: noncredit portion of OTTI recognized out of other comprehensive loss (before tax)	-	(9,938)	-	-	(9,938)
Net impairment	-	(19,229)	-	-	(19,229)
Other revenues	8,466	2,939	-	-	11,405
Total non-interest income	227,610	26,340	(1)	-	253,949
Total net revenue	414,473	160,836	18	-	575,327
Provision for loan losses	-	347,222	-	-	347,222
Operating expense:
Compensation and benefits	63,240	3,849	30,895	-	97,984
Clearing and servicing	22,578	20,667	-	-	43,245
Advertising and market development	19,438	-	-	-	19,438
FDIC insurance premiums	-	19,993	-	-	19,993
Communications	19,961	40	501	-	20,502
Professional services	8,180	624	11,788	-	20,592
Occupancy and equipment	18,018	733	818	-	19,569
Depreciation and amortization	16,063	203	4,883	-	21,149
Amortization of other intangibles	7,433	-	-	-	7,433
Facility restructuring and other exit activities	-	-	2,497	-	2,497
Other operating expenses	13,219	12,190	3,903	-	29,312
Total operating expense	188,130	58,299	55,285	-	301,714
Income (loss) before other income (expense) and income taxes	226,343	(244,685)	(55,267)	-	(73,609)
Other income (expense):
Corporate interest income	-	-	192	-	192
Corporate interest expense	-	-	(69,035)	-	(69,035)
Losses on early extinguishment of debt	-	(37,239)	(968,254)	-	(1,005,493)
Equity in loss of investments and venture funds	-	-	(3,404)	-	(3,404)
Total other income (expense)	-	(37,239)	(1,040,501)	-	(1,077,740)
Income (loss) before income taxes	$226,343	$(281,924)	$(1,095,768)	$-	$(1,151,349)

Key Performance Metrics(6)

Corporate Metrics	Qtr ended 9/30/10	Qtr ended 6/30/10	Qtr ended 9/30/10 vs. 6/30/10	Qtr ended 9/30/09	Qtr ended 9/30/10 vs. 9/30/09

Operating margin %(7)
Consolidated	14%	17%	(3)%	N.M.	N.M.
Trading and Investing	47%	53%	(6)%	55%	(8)%
Balance Sheet Management	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	2,959	2,937	1%	3,133	(6)%
Consultants and other	192	198	(3)%	150	28%
Total headcount	3,151	3,135	1%	3,283	(4)%

Book value per share(3)	$18.87	$18.80	0%	$20.48	(8)%
Tangible book value per share(3)	$8.57	$8.49	1%	$7.39	16%

Corporate cash ($MM)(8)	$490.3	$481.1	2%	$501.1	(2)%

Enterprise net interest spread (basis points)(9)	295	289	2%	282	5%
Enterprise interest-earning assets, average ($MM)	$39,689	$40,990	(3)%	$44,288	(10)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss)	$8.4	$35.1	(76)%	$(854.7)	N.M.
Income tax expense (benefit)	27.2	17.2	58%	(296.7)	N.M.
Depreciation & amortization	30.3	29.1	4%	28.6	6%
Corporate interest expense	41.8	41.2	1%	69.0	(39)%
EBITDA	$107.7	$122.6	(12)%	$(1,053.8)	N.M.

Interest coverage (10)	2.6	3.0	N.M.	(15.3)	N.M.

Bank earnings before taxes and before credit losses ($MM) (11)	$197.7	$231.0	(14)%	$243.3	(19)%

Trading and Investing Metrics

Trading days	64.0	63.0	N.M.	64.0	N.M.

DARTs	126,530	170,283	(26)%	180,465	(30)%

Total trades (MM)(12)	8.1	10.7	(24)%	11.6	(30)%
Average commission per trade	$11.03	$11.05	0%	$11.65	(5)%

End of period margin receivables ($B)	$4.6	$4.8	(4)%	$3.3	39%
Average margin receivables ($B)	$4.7	$4.5	4%	$3.1	52%

Gross new brokerage accounts	73,306	103,044	(29)%	88,894	(18)%
Gross new stock plan accounts	41,867	40,926	2%	35,112	19%
Gross new banking accounts	4,801	6,117	(22)%	9,661	(50)%
Closed accounts(12)	(138,751)	(163,332)	N.M.	(158,206)	N.M.
Net new accounts	(18,777)	(13,245)	N.M.	(24,539)	N.M.

Net new brokerage accounts	7,202	17,523	N.M.	12,489	N.M.
Net new stock plan accounts	2,803	4,444	N.M.	(1,961)	N.M.
Net new banking accounts	(28,782)	(35,212)	N.M.	(35,067)	N.M.
Net new accounts	(18,777)	(13,245)	N.M.	(24,539)	N.M.

End of period brokerage accounts	2,656,702	2,649,500	0%	2,639,282	1%
End of period stock plan accounts	1,033,450	1,030,647	0%	1,018,015	2%
End of period banking accounts	536,606	565,388	(5)%	759,055	(29)%
End of period total accounts	4,226,758	4,245,535	0%	4,416,352	(4)%

Net new customers(12)	3,162	5,817	N.M.	(12,968)	N.M.

End of period brokerage customers(12)	2,219,238	2,213,608	0%	2,220,291	0%
End of period all other customers	826,675	829,143	0%	926,427	(11)%
End of period total customers	3,045,913	3,042,751	0%	3,146,718	(3)%

Segment revenue per brokerage customer	$151	$174	(13)%	$179	(16)%

Customer Assets ($B)
Security holdings	$108.8	$98.8	10%	$94.8	15%
Customer payables (cash)	4.6	4.0	15%	4.8	(4)%
Customer cash balances held by third parties	3.2	2.9	10%	2.8	14%
Unexercised stock plan customer options (vested)	18.7	14.4	30%	16.9	11%
Customer assets in brokerage and stock plan accounts	135.3	120.1	13%	119.3	13%
Sweep deposit accounts	14.8	13.8	7%	12.1	22%
Savings and transaction accounts	8.7	9.1	(4)%	12.7	(31)%
CDs	0.6	0.8	(25)%	1.5	(60)%
Customer assets in banking accounts	24.1	23.7	2%	26.3	(8)%
Total customer assets	$159.4	$143.8	11%	$145.6	9%

Net new brokerage assets ($B)(13)	$1.4	$2.1	N.M.	$1.1	N.M.
Net new banking assets ($B)(13)	(0.7)	(1.3)	N.M.	(1.3)	N.M.
Net new customer assets ($B)(13)	$0.7	$0.8	N.M.	$(0.2)	N.M.

Brokerage related cash ($B)	$22.6	$20.7	9%	$19.7	15%
Other customer cash and deposits ($B)	9.3	9.9	(6)%	14.2	(35)%
Total customer cash and deposits ($B)	$31.9	$30.6	4%	$33.9	(6)%

Unexercised stock plan customer options (unvested) ($B)	$31.4	$26.3	19%	$25.0	26%

Market Making
Equity shares traded (MM)	144,586	198,418	(27)%	140,037	3%
Average revenue capture per 1,000 equity shares	$0.144	$0.142	1%	$0.171	(16)%
% of Bulletin Board equity shares to total equity shares	96.1%	96.2%	(0)%	94.7%	1%

Balance Sheet Management Metrics

Capital Ratios
Tier 1 capital ratio(14)	7.41%	7.27%	0.14%	6.72%	0.69%
Tier 1 capital to risk-weighted assets ratio(14)	13.75%	13.40%	0.35%	13.15%	0.60%
Risk-based capital ratio(14)	15.03%	14.68%	0.35%	14.44%	0.59%
E*TRADE Bank excess Tier 1 capital ($MM)(14)	$977.7	$910.0	7%	$755.0	29%
E*TRADE Bank excess Tier 1 capital to risk-weighted assets(14)	$1,680.5	$1,594.1	5%	$1,585.5	6%
E*TRADE Bank excess risk-based capital ($MM)(14)	$1,089.7	$1,008.4	8%	$985.4	11%

Loans receivable ($MM)
Average loans receivable	$17,726	$18,688	(5)%	$22,519	(21)%
Ending loans receivable, net	$16,102	$17,021	(5)%	$20,254	(20)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$7,286	$7,656	(5)%	$9,501	(23)%
30-89 days delinquent	376	438	(14)%	528	(29)%
90-179 days delinquent	241	290	(17)%	386	(38)%
Total 30-179 days delinquent	617	728	(15)%	914	(32)%
180+ days delinquent (net of $308M, $325M and $243M in charge-offs for Q310, Q210 and Q309, respectively)	818	881	(7)%	799	2%
Total delinquent loans(15)	1,435	1,609	(11)%	1,713	(16)%
Gross loans receivable(16)	$8,721	$9,265	(6)%	$11,214	(22)%

Home Equity
Current	$6,434	$6,771	(5)%	$7,734	(17)%
30-89 days delinquent	202	197	3%	270	(25)%
90-179 days delinquent	142	155	(8)%	208	(32)%
Total 30-179 days delinquent	344	352	(2)%	478	(28)%
180+ days delinquent (net of $24M, $29M and $26M in charge-offs for Q310, Q210 and Q309, respectively)	56	58	(3)%	66	(15)%
Total delinquent loans(15)	400	410	(2)%	544	(26)%
Gross loans receivable(16)	$6,834	$7,181	(5)%	$8,278	(17)%

Consumer and Other
Current	$1,548	$1,647	(6)%	$1,931	(20)%
30-89 days delinquent	26	25	4%	30	(13)%
90-179 days delinquent	5	5	0%	5	0%
Total 30-179 days delinquent	31	30	3%	35	(11)%
180+ days delinquent	1	1	0%	10	(90)%
Total delinquent loans	32	31	3%	45	(29)%
Gross loans receivable(16)	$1,580	$1,678	(6)%	$1,976	(20)%

Total Loans Receivable
Current	$15,268	$16,074	(5)%	$19,166	(20)%
30-89 days delinquent	604	660	(8)%	828	(27)%
90-179 days delinquent	388	450	(14)%	599	(35)%
Total 30-179 days delinquent	992	1,110	(11)%	1,427	(30)%
180+ days delinquent	875	940	(7)%	875	0%
Total delinquent loans	1,867	2,050	(9)%	2,302	(19)%
Total gross loans receivable(16)	$17,135	$18,124	(5)%	$21,468	(20)%

TDR performance detail ($MM)(17)	Qtr ended 9/30/10	Qtr ended 6/30/10	Qtr ended 9/30/09

One- to Four-Family TDRs
Current	$361	$290	$110
30-89 days delinquent	45	42	36
90-179 days delinquent	23	21	19
Total 30-179 days delinquent	68	63	55
180+ days delinquent	45	42	10
Total delinquent TDRs	113	105	65
TDRs	$474	$395	$175

Home Equity TDRs
Current	$379	$381	$219
30-89 days delinquent	62	56	30
90-179 days delinquent	36	38	13
Total 30-179 days delinquent	98	94	43
180+ days delinquent	2	3	-
Total delinquent TDRs	100	97	43
TDRs	$479	$478	$262

Total TDRs
Current	$740	$671	$329
30-89 days delinquent	107	98	66
90-179 days delinquent	59	59	32
Total 30-179 days delinquent	166	157	98
180+ days delinquent	47	45	10
Total delinquent TDRs	213	202	108
TDRs	$953	$873	$437

Activity in Allowance for Loan Losses
	Three Months Ended September 30, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/10	$433,658	$602,867	$66,418	$1,102,943
Provision for loan losses	30,570	110,117	11,296	151,983
Charge-offs, net	(67,098)	(141,627)	(13,360)	(222,085)
Allowance for loan losses, ending 9/30/10	$397,130	$571,357	$64,354	$1,032,841

	Three Months Ended June 30, 2010
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/10	$433,863	$657,173	$71,355	$1,162,391
Provision for loan losses	69,408	88,857	7,401	165,666
Charge-offs, net	(69,613)	(143,163)	(12,338)	(225,114)
Allowance for loan losses, ending 6/30/10	$433,658	$602,867	$66,418	$1,102,943

	Three Months Ended September 30, 2009
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/09	$428,017	$718,866	$72,056	$1,218,939
Provision for loan losses	133,334	197,812	16,076	347,222
Charge-offs, net	(110,376)	(223,493)	(17,774)	(351,643)
Allowance for loan losses, ending 9/30/09	$450,975	$693,185	$70,358	$1,214,518

Specific Valuation Allowance Activity

	As of September 30, 2010
	Recorded Investment in TDRs	Specific Valuation Allowance	Specific Valuation Allowance as a % of TDR Loans	Toal Expected Losses(18)
	(Dollars in thousands)
One- to four-family	$474,697	$71,207	15%	26%
Home equity	478,747	263,508	55%	58%
Total	$953,444	$334,715	35%	42%

	As of June 30, 2010
	Recorded Investment in TDRs	Specific Valuation Allowance	Specific Valuation Allowance as a % of TDR Loans	Toal Expected Losses(18)
	(Dollars in thousands)
One- to four-family	$395,325	$67,024	17%	27%
Home equity	477,526	238,176	50%	54%
Total	$872,851	$305,200	35%	41%

	As of December 31, 2009
	Recorded Investment in TDRs	Specific Valuation Allowance	Specific Valuation Allowance as a % of TDR Loans	Toal Expected Losses(18)
	(Dollars in thousands)
One- to four-family	$207,581	$26,916	13%	21%
Home equity	371,320	166,636	45%	48%
Total	$578,901	$193,552	33%	38%

Average Enterprise Balance Sheet Data
	Three Months Ended
	September 30, 2010
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(19)	$17,732,499	$212,276	4.79%
Margin receivables	4,723,210	52,735	4.43%
Available-for-sale mortgage-backed securities	9,256,383	67,751	2.93%
Available-for-sale investment securities	3,592,623	19,024	2.12%
Held-to-maturity securities	1,708,531	14,618	3.42%
Trading securities	1,249	20	6.28%
Cash and equivalents(20)	2,033,926	1,095	0.21%
Stock borrow and other	640,887	6,822	4.22%
Total enterprise interest-earning assets	$39,689,308	374,341	3.77%
Enterprise interest-bearing liabilities:
Retail deposits	$23,563,424	11,985	0.20%
Brokered certificates of deposit	115,064	1,498	5.17%
Customer payables	4,124,972	1,631	0.16%
Securities sold under agreements to repurchase	6,014,572	31,224	2.03%
FHLB advances and other borrowings	2,754,055	30,426	4.32%
Stock loan and other	609,622	347	0.23%
Total enterprise interest-bearing liabilities	$37,181,709	77,111	0.82%
Enterprise net interest income/spread(9)		$297,230	2.95%

	Three Months Ended
	June 30, 2010
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(19)	$18,843,953	$225,340	4.78%
Margin receivables	4,479,410	49,963	4.47%
Available-for-sale mortgage-backed securities	8,826,416	70,615	3.20%
Available-for-sale investment securities	3,725,359	23,607	2.53%
Held-to-maturity securities	135,072	1,261	3.74%
Trading securities	1,380	19	5.68%
Cash and equivalents(20)	4,317,709	2,473	0.23%
Stock borrow and other	661,006	6,581	3.99%
Total enterprise interest-earning assets	$40,990,305	379,859	3.71%
Enterprise interest-bearing liabilities:
Retail deposits	$24,118,005	14,660	0.24%
Brokered certificates of deposit	116,144	1,500	5.18%
Customer payables	4,660,148	1,684	0.14%
Securities sold under agreements to repurchase	6,332,624	30,721	1.92%
FHLB advances and other borrowings	2,747,220	30,751	4.43%
Stock loan and other	599,496	418	0.28%
Total enterprise interest-bearing liabilities	$38,573,637	79,734	0.82%
Enterprise net interest income/spread(9)		$300,125	2.89%

	Three Months Ended
	September 30, 2009
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(19)	$22,527,378	$276,846	4.92%
Margin receivables	3,197,894	37,832	4.69%
Available-for-sale mortgage-backed securities	9,584,503	99,518	4.15%
Available-for-sale investment securities	761,969	6,078	3.19%
Held-to-maturity securities	-	-	-
Trading securities	14,870	680	18.30%
Cash and equivalents(20)	7,511,328	4,894	0.26%
Stock borrow and other	689,693	11,085	6.38%
Total enterprise interest-earning assets	$44,287,635	436,933	3.94%
Enterprise interest-bearing liabilities:
Retail deposits	$26,329,314	35,487	0.53%
Brokered certificates of deposit	138,513	1,833	5.25%
Customer payables	5,070,584	2,127	0.17%
Securities sold under agreements to repurchase	6,445,198	44,859	2.72%
FHLB advances and other borrowings	3,015,855	33,818	4.39%
Stock loan and other	571,406	517	0.36%
Total enterprise interest-bearing liabilities	$41,570,870	118,641	1.12%
Enterprise net interest income/spread(9)		$318,292	2.82%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
	(In thousands)
Enterprise net interest income	$297,230	$300,125	$318,292
Taxable equivalent interest adjustment(21)	(292)	(293)	(333)
Customer cash held by third parties and other(22)	1,997	2,195	3,419
Net operating interest income	$298,935	$302,027	$321,378

SUPPLEMENTAL INFORMATION

Reporting Changes

In the first quarter of 2010, the Company revised its segment financial reporting to reflect the manner in which its chief operating decision maker had begun assessing the Company’s performance and making resource allocation decisions. The Company no longer allocates costs associated with certain functions that are centrally managed to its operating segments. These costs are separately reported in a “Corporate/Other” category.

In addition, the Company now reports FDIC insurance premiums expense in its balance sheet management segment. These expenses were previously reported in its trading and investing segment. Balance sheet management paid the trading and investing segment for the use of its deposits via a deposit transfer pricing arrangement and this payment included a reimbursement for the cost associated with FDIC insurance. This change did not impact the income (loss) before income taxes of either segment as the component of the deposit transfer pricing payment for FDIC insurance premiums expense was removed.

All prior periods have been adjusted to reflect the Company’s 1-for-10 reverse stock split that became effective in the second quarter of 2010. See endnote (3) for line items that have been impacted by this change.

Subsequent to the issuance of the Company’s interim financial statements as of and for the periods ended September 30, 2009 and during the preparation of the consolidated financial statements for the year ended December 31, 2009, management determined that the previously reported income tax benefit for the three and nine months ended September 30, 2009 was overstated as a result of preparation and effective tax rate errors. The net effect of correcting these errors was to reduce the Company’s income tax benefit for the three and nine months ended September 30, 2009 by $23 million. The Company has corrected the unaudited financial statements for the three and nine months ended September 30, 2009 for the overstatement of the estimated income tax benefit. Based on an evaluation of all relevant factors, management concluded the overstatement of income tax benefit was immaterial to the Company's results for the three and nine months ended September 30, 2009 as well as to the quarterly trend of earnings. Therefore, the Company determined that an amendment of its previously filed Form 10-Q for the quarterly period ended September 30, 2009 was not necessary.

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that pre-tax net loss, net loss and EPS excluding the non-cash charge on debt exchange, corporate cash, EBITDA, interest coverage and Bank earnings before taxes and before credit losses are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Pre-Tax Net Loss, Net Loss and EPS Excluding the Non-Cash Charge on Debt Exchange

Pre-tax net loss excluding the non-cash charge on the debt exchange represents pre-tax net loss plus the non-cash charge on the debt exchange, pre-tax. Net loss excluding the non-cash charge on debt exchange represents net loss plus the non-cash charge on the debt exchange, net of tax. EPS excluding the non-cash charge on debt exchange represents net loss plus the non-cash charge on the debt exchange, net of tax, divided by diluted shares. Management believes that excluding the non-cash charge associated with the debt exchange from pre-tax net loss, net loss and EPS provides a useful additional measure of the Company’s ongoing operating performance because the charge is not directly related to our performance. See endnote (1) for a reconciliation of these non-GAAP measures to the comparable GAAP measures.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in our regulated subsidiaries. See our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. See endnote (11) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following tables provide a reconciliation of GAAP pre-tax net loss, net loss and EPS to non-GAAP pre-tax net loss, net loss and EPS (dollars in thousands, except per share amounts):

Three Months Ended September 30, 2009
Pre-tax net loss	$(1,151,349)
Add back: pre-tax non-cash charge on Debt Exchange	968,254
Adjusted pre-tax net loss	$(183,095)

	Three Months Ended September 30, 2009
	Net Loss	Diluted Net Loss per share
Net loss	$(854,691)	$(6.74)
Add back: non-cash charge on Debt Exchange	772,908	6.09
Adjusted net loss	$(81,783)	$(0.65)

(2) The Q309 income statement has been corrected to reflect the tax adjustment discussed in the Reporting Changes section of Supplemental Information.

(3) All prior periods have been adjusted to reflect the Company’s 1-for-10 reverse stock split that became effective in the second quarter of 2010. Financial information impacted by this capital change includes EPS, weighted average shares, outstanding shares, common stock and APIC.

(4) Because the Company reported a net loss for the three months ended September 30, 2009, and the nine months ended September 30, 2010 and 2009, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(5) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(6) Amounts and percentages may not calculate due to rounding.

(7) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(8) Corporate cash is an indicator of the liquidity at the parent company. Corporate cash for September 30, 2009 included $19.7 million, which was invested in The Primary Fund and included as a receivable in the other assets line item as The Reserve Fund had not indicated when the remaining funds would be distributed back to investors. We received the final distribution from The Primary Fund during Q110.

(9) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(10) Interest coverage represents the ratio of the Company’s EBIDTA to its corporate interest expense. The interest coverage ratio based on the Company’s net income was 0.2, 0.9 and (12.4) for the three months ended September 30, 2010, June 30, 2010 and September 30, 2009, respectively.

(11) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of FHLB advances. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from loss before income taxes (dollars in thousands):

	Q3 2010	Q2 2010	Q3 2009
Income (loss) before income taxes	$35,544	$52,259	$(1,151,349)
Add back:
Non-bank loss before income tax benefit(b)	49,775	49,860	1,032,910
Provision for loan losses	151,983	165,666	347,222
Gains on loans and securities, net	(46,904)	(48,908)	(41,979)
Net impairment	7,301	12,158	19,229
Losses on early extinguishment of FHLB advances	-	-	37,239
Bank earnings before taxes and before credit losses	$197,699	$231,035	$243,272

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(12) These metrics have been updated for prior periods to exclude international local activity.

(13) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(14) Capital ratios are at the E*TRADE Bank level. The ratios and excess capital amounts are Q310 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning E*TRADE Bank excess risk-based capital to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q3 2010	Q2 2010	Q3 2009
Beginning E*TRADE Bank excess risk-based capital ($MM)	$1,008	$946	$911
Bank earnings before taxes and before credit losses	198	231	243
Provision for loan losses	(152)	(166)	(347)
Loan portfolio run-off (a)	72	71	131
Margin decrease (increase)	22	(90)	(30)
Capital (upstream) downstream (b)	(34)	(25)	100
Other capital changes (c)	(24)	41	(23)
Ending E*TRADE Bank excess risk-based capital ($MM)	$1,090	$1,008	$985

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for our one- to four-family, home equity and consumer loan portfolios.

(b) Represents cash flows to and from the parent company.

(c) Represents the capital impact related to changes in other risk-weighted assets.

(15) Delinquent loans include charge-offs for loans that are bankrupt or are 180 days past due which have been written down to their fair value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q3 2010	Q2 2010	Q3 2009
One- to four-family	$400	$401	$272
Home equity	141	139	107
Total charge-offs	$541	$540	$379

(16) Includes unpaid principal balances and premiums (discounts).

(17) The TDR loan performance detail is a subset of the Company’s total loan performance.

(18) The total expected loss on TDRs includes both the previously recorded charge-offs and the specific valuation allowance.

(19) Excludes loans to customers on margin.

(20) Includes segregated cash balances.

(21) Gross-up for tax-exempt securities.

(22) Includes interest earned on average customer assets of $3.0 billion, $3.1 billion and $3.0 billion for the quarters ended September 30, 2010, June 30, 2010 and September 30, 2009, respectively, held by parties outside E*TRADE Financial, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations Contact
Susan Hickey, 646-521-4675
susan.hickey@etrade.com
or
E*TRADE Financial Investor Relations Contact
Brett Goodman, 646-521-4406
brett.goodman@etrade.com